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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported):  June 25, 1996
                        ________________________________





                           DANKA BUSINESS SYSTEMS PLC
             (Exact name of registrant as specified in its charter)




UNITED KINGDOM                       33-68278                   98-0052869
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(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)



11201 DANKA CIRCLE NORTH
ST. PETERSBURG, FLORIDA                                            33716
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(Address of principal executive offices)                         (Zip Code)





       Registrant's Telephone Number, Including Area Code:  813-576-6003




                       THIS INSTRUMENT CONTAINS 6 PAGES.
                    THE EXHIBIT INDEX IS LOCATED ON PAGE 5.





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ITEM 5.  OTHER EVENTS.

         On June 25, 1996, Danka Business Systems PLC, a U.K. corporation (the "Company") issued a press release, a copy of which is attached as Exhibit "99," announcing an estimated range of results for its first quarter ending June 30, 1996. The Company anticipates, based on preliminary information, that Company revenues will range between $401.0 and $405.0 million and earnings from operations between $27.5 and $29.0 million. Net earnings before income taxes are projected to range between $22.3 and $23.5 million. Net earnings after taxes are projected to range between $13.8 million and $14.6 million, equivalent of $0.24 to $0.25 per American Depositary Share, provided, however, that no unexpected events occur before the end of the quarter.

         The Company believes that its earnings will be affected by expenses associated with the expansion of its salesforce, support personnel and infrastructure which have not, as yet, yielded expected productivity, and unanticipated costs incurred to regionally centralize certain management and administrative functions. Danka is aggressively hiring and training new field sales representatives and support staff for its core operations. The Company is making significant investments in the infrastructure necessary to support this enlarged group of professionals and the incremental expenses associated with such activities impacts profitability.

         To focus the Company's efforts towards digital color and high-volume products, major markets and growth of its core business, Danka is moving away from its traditional branch management concept to a more centralized, market oriented, support concept of administration ("Market Based Approach"). Under a Market Based Approach, most of the administrative and management functions which were performed at the branch level are centralized on a regional basis. Such functions include managerial support, service dispatch, billing and collections, supply sales and equipment setup and delivery. This Market Based Approach is ultimately expected to provide for a higher quality of customer support, increased productivity and reduced administrative costs. Danka's implementation of the Market Based Approach has resulted in a duplication of certain administrative and management functions, which has increased selling, general and administrative costs.

         The Company continues to direct significant resources towards the growth of its core commercial business and to key acquisition activities. During the last nine months, Danka expanded its efforts to market digital color products and high-volume copiers across North America. The Company more than doubled the number of its locations selling digital color products; and, since January 1996 has opened three additional regional digital support centers. To direct and assist its customers' implementation of digital technology, Danka has doubled the number of Certified Network





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Engineers on its staff.  The Company also completed its initial six phase roll-out of the Kodak high-volume copiers to 35 major markets throughout North America. Each of these actions were essential to the expansion of the Company's digital color and high-volume markets which are among the primary areas of Danka's future growth.

ITEM 7.  Financial Statements and Exhibits.

         (c)     Exhibits.

         The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           DANKA BUSINESS SYSTEMS PLC

                                           By:   /S/   DAVID C. SNELL
                                                 -----------------------------
                                                 David C. Snell

                                           Its:  Finance Director and Chief
                                                 Financial Officer



Dated:  June 26, 1996





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                               INDEX TO EXHIBITS



      EXHIBIT                                                                              SEQUENTIALLY
      NUMBER                                    EXHIBIT                                    NUMBERED PAGE
      -------                                   -------                                    -------------
        99          Press Release of the Company dated June 25, 1996, announcing                 6
                    estimated first quarter ending June 30, 1996 results.





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